EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-79561),
(2) Registration Statement (Form S-8 No. 333-82805),
(3) Registration Statement (Form S-8 No. 333-51188),
(4) Registration Statement (Form S-8 No. 333-51190),
(5) Registration Statement (Form S-8 No. 333-51192),
(6) Registration Statement (Form S-8 No. 333-103625),
(7) Registration Statement (Form S-8 No. 333-103626),
(8) Registration Statement (Form S-8 No. 333-132281), and
(9) Registration Statement (Form S-8 No. 333-154168

of our reports dated May 6, 2010, with respect to the consolidated financial statements and schedule of Nu Horizons Electronics Corp. and the effectiveness of internal control over financial reporting of Nu Horizons Electronics Corp., included in this Annual Report (Form 10-K) for the year ended February 28, 2010.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Jericho, New York
May 6, 2010